EXHIBIT 23.1











                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lincoln Bancorp (the "Company") of our report dated February 11, 1999 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 1998 filed pursuant to the Securities Exchange Act of 1934.



Olive LLP

/s/ Olive LLP

Indianapolis, Indiana
November 19, 1999